Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT

Pledge and Security Agreement, dated the 16th day of July, 2010, made by Ronald F. Valenta ("RFV") and Lydia D. Valenta ("LDV"), husband and wife (RFV and LDV are each, a "Pledgor") and collectively, the "Pledgors") for the benefit of PNC Bank, National Association ("PNC"), as administrative and collateral agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the "Agent") (this "Pledge Agreement").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Credit and Security Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Pac-Van, Inc., an Indiana corporation and the other Borrowers party thereto (each a "Borrower" and collectively, the "Borrowers"), the Guarantors party thereto, the Lenders party thereto, Pac-Van Asset Trust, a Delaware statutory trust and the Agent, the Lenders have agreed to extend credit to the Borrowers;

WHEREAS, in connection with the Credit Agreement, the Pledgors have executed in favor of the Agent and the Beneficial Lenders (as defined in the Limited Guaranty (as hereinafter defined))) that certain Limited Guaranty, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the "Limited Guaranty"); and

WHEREAS, the obligation of the Lenders to make the Advances pursuant to the Credit Agreement is subject to the further condition, among others, that the Pledgors grant to and create in favor of the Agent a first priority security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the Guaranty Obligations (as hereinafter defined) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors, intending to be legally bound hereby, covenant and agree as follows:

SECTION 1. Defined Terms.  In addition to the words and terms defined elsewhere in this Pledge Agreement, words and terms defined in the Credit Agreement or the Uniform Commercial Code, as adopted in the State of New York (the "UCC") shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided.

SECTION 2. Pledge and Assignment.  Subject to the limitations set forth herein, the Pledgors hereby pledge and assign to the Agent (for its benefit and the benefit of the Beneficial Lenders), and grant a security interest in, the following collateral (collectively the "Collateral"):  (a) the deposit account with PNC (the "Deposit Bank") in the name of the Pledgors being designated as Account Number 8043592233 (the "Account"), and (b) any and all interest earned thereon and proceeds thereof.

SECTION 3. Security for the Guaranty Obligations.  This Pledge Agreement secures the obligations of the Pledgors under the Limited Guaranty (the "Guaranty Obligations").

SECTION 4. Maintaining the Deposits.  Subject to the terms and conditions of the Credit Agreement and this Pledge Agreement, the Collateral shall not be paid to or released to or for the account of, or withdrawn by or for the account of, either Pledgor, or any other Person except the Agent.

SECTION 5. Account Control Agreement.  Simultaneously with the execution and delivery of this Pledge Agreement, the Pledgors, the Agent and PNC have executed and delivered that certain Deposit Account Control Agreement, dated of even date herewith (the "Control Agreement") for the purpose of, among other things, perfecting the security interest granted by the Pledgors to the Agent herein.  Each Pledgor covenants and agrees with the Agent that it shall not modify or terminate or attempt to modify or terminate the Control Agreement.

SECTION 6. Representations and Warranties.  The Pledgors represent and warrant as follows:

(a) This Pledge Agreement has been duly and validly executed and delivered by the Pledgors and constitutes a legal, valid and binding obligation of the Pledgors enforceable in accordance with its terms.  The Pledgors have the power and authority to grant and convey the security interests contemplated hereunder.

(b) The Pledgors are the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement.

(c) The pledge and assignment of the Collateral pursuant to this Pledge Agreement, together with the execution and delivery of the Control Agreement, creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Guaranty Obligations.

SECTION 7. Further Assurances.  Each Pledgor agrees that at any time and from time to time, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted to the Agent hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 8. Transfer and Other Liens.  Each Pledgor agrees that it will not:  (a) sell, transfer, pledge, withdraw or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interest granted under this Pledge Agreement.

SECTION 9. The Agent Appointed Attorney-in-Fact.  The Pledgors hereby appoint the Agent as the Pledgors' attorney-in-fact, with full authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement including, without limitation, to give full discharge for the same and to execute (if necessary) and file UCC financing statements and continuations and/or amendments to UCC financing statements in the name of and on behalf of either Pledgor and, upon the occurrence and during the continuance of an Event of Default or Default, to receive, endorse and collect all instruments made payable to either Pledgor representing any interest payment or other distribution in respect of the Collateral or any part thereof.

SECTION 10. Agent May Perform.  If either Pledgor fails to perform any agreement contained herein or with respect to the Collateral, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors under Section 13 hereof.

SECTION 11. Reasonable Care.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to the Collateral.

SECTION 12. Remedies.  Upon the occurrence of any of the following: (i) the Conclusion Date (as defined in the Limited Guaranty), (ii) the earlier to occur of (y) one hundred eighty (180) days after the Collection Date (as defined in the Limited Guaranty), and (z) the conclusion of the applicable Foreclosure Proceeding (as defined in the Limited Guaranty), or (iii) a Collection Event (as defined in the Limited Guaranty), then, and in any such event:

(a) The Agent shall be entitled to exercise any remedy at law or in equity available to it including, without limitation, and without notice to either Pledgor and at any time, its rights as a secured party under Article 9 of the UCC and/or its rights to charge, set-off and otherwise apply all or any part of the Collateral against the Guaranty Obligations or any part thereof; and/or

(b) The Agent is authorized, without prior notice to either Pledgor, at any time or times, without restriction, to appropriate the whole or any part or parts of the charged Collateral toward payment or discharge of the Guaranty Obligations.

SECTION 13. Expenses.  The Pledgors will forthwith upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with:  (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or any realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent hereunder or in connection with the Limited Guaranty, and (d) the failure by either Pledgor to perform or observe any of the provisions hereof or thereof.

SECTION 14. Amendments, Etc.  No amendment to this Pledge Agreement shall be effective unless the same shall be in writing and signed by the Pledgors and the Agent, and then such amendment shall be effective only in the specific instance and for the specific purpose for which given.  No waiver of any provision of this Pledge Agreement nor consent to any departure by either Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15. Addresses for Notices.  All notices and other communications provided for hereunder shall be sent in accordance with the terms of the Limited Guaranty.

SECTION 16. Continuing Security Interest.  This Pledge Agreement shall create a continuing security interest in the Collateral and shall:  (a) be binding upon the Pledgors and their respective heirs, executors, administrators, successors, assigns and other legal representatives, and (b) inure to the Agent (for the benefit of itself and the Beneficial Lenders and their respective successors, transferees, participants and assigns) and its successors, transferees and assigns.

SECTION 17. Governing Law; Terms.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.  The Pledgors hereby consent to the jurisdiction and venue of the federal and state courts located in the County of New York, State of New York with respect to any suit arising out of or mentioning this Pledge Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first written above.

WITNESS:

/s/ Ronald F. Valenta
Ronald F. Valenta

Address:

39 East Union Street

Pasadena, California 91103

WITNESS:

/s/ Lydia D. Valenta
Lydia D. Valenta

Address:

39 East Union Street

Pasadena, California 91103

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _______________                                                                                                )

)           SS:

COUNTY OF _______________                                                                                                )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared Ronald F. Valenta, an individual, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _______________                                                                                                )

)           SS:

COUNTY OF _______________                                                                                                )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared Lydia D. Valenta, an individual, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires: